Exhibit 10.1

ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of October 4, 2016, by and among ICTV Brands Inc., a Nevada corporation (“Parent”); ICTV Holdings, Inc., a Nevada corporation (“Purchaser”); PhotoMedex, Inc., a Nevada corporation (“PHMD”); Radiancy, Inc., a Delaware corporation (“Radiancy”), PhotoTherapeutics Ltd., a private limited company limited by shares, incorporated under the laws of England and Wales (“PHMD UK”), Radiancy (Israel) Limited, a private corporation incorporated under the laws of the State of Israel (“Radiancy Israel” and, together with PHMD, Radiancy, and PHMD UK, the “Sellers” and each, a “Seller”), those investors listed on the Schedule of Investors attached hereto as Exhibit A (each an “Investor” and together, the “Investors”) and Bevilacqua PLLC, District of Columbia professional limited liability company, as escrow agent (the “Escrow Agent”).

BACKGROUND

The Parent, the Purchaser and the Sellers are parties to an Asset Purchase Agreement, dated on or about the date hereof (the “Purchase Agreement”), pursuant to which the Purchaser is acquiring all or substantially all of the assets of the Sellers as set forth in the Purchase Agreement.

The Parent and the Investors are parties to a Securities Purchase Agreement dated on or about the date hereof (the “Securities Purchase Agreement”) pursuant to which the Parent will sell to the Investors shares of its common stock in exchange for cash, some of which it will use to fund the Purchase Price.

This Agreement is the Escrow Agreement contemplated by the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.           Certain Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings given such terms in the Purchase Agreement as in effect on or about the date of this Agreement. In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement, unless the context otherwise requires, have the meanings indicated, which meanings are applicable to both the singular and plural forms:

“Direction Letter” means a joint letter of direction executed by the Purchaser, the Investors and PHMD and delivered to the Escrow Agent. A Direction Letter (i) shall clearly identify itself as a Direction Letter delivered pursuant to this Agreement, (ii) may direct the Escrow Agent to pay all or a specified portion of the Escrow Fund (and if less than all of the Escrow Fund, the Direction Letter shall clearly state the “net amount payable”) to a specified person or persons at a specified time or times and in a specified manner or manners, and (iii) may contain such other directions to the Escrow Agent as may be required by this Agreement, reasonably requested by the Escrow Agent or mutually agreeable to the Purchaser, the Investors and PHMD.

“Release Date” shall mean the Outside Date (as defined in the Securities Purchase Agreement).

2.           Appointment of Escrow Agent. The Parent, the Purchaser, the Investors and the Sellers hereby designate and appoint the Escrow Agent to serve in accordance with the terms and conditions of this Agreement, and the Escrow Agent hereby agrees to act as such, upon the terms and conditions provided in this Agreement.

3.           Escrow Account.

(a)          Deposit of Escrow Fund. Concurrently with the execution and delivery of this Agreement, the Purchaser shall deliver or cause to be delivered to the Escrow Agent in accordance with the terms of the Purchase Agreement, cash in the amount of Three Million Dollars ($3,000,000). The Escrow Agent shall deposit such cash into the Escrow Agent’s IOLTA Trust account, which is not an interest bearing account (the “Escrow Account”). The amounts deposited into the Escrow Account that may be held in the Escrow Account from time to time are hereinafter referred to collectively as the “Escrow Fund.” The Escrow Agent shall keep appropriate records to reflect the current value from time to time of the Escrow Fund, including appropriate adjustments for disbursements. The Escrow Fund is expected to be paid in accordance with a Direction Letter at the Closing. Without limiting the foregoing, the Escrow Agent will not make any payment or distribution from the Escrow Fund except as and in the manner expressly provided by this Agreement.

(b)          Rights to Escrow Fund. Except as expressly provided herein, none of the Parent, the Purchaser, the Investors or the Sellers shall have any right, title or interest in or possession of the Escrow Fund. Therefore, (i) none of the Parent, the Purchaser, the Investors or the Sellers shall have the ability to pledge, convey, hypothecate or grant a security interest in any portion of the Escrow Fund unless and until such Escrow Fund has been disbursed to such party in accordance with Section 4 below and (ii) until disbursed pursuant to Section 4 below, the Escrow Agent shall be in sole possession of the Escrow Fund and will not act or be deemed to act as custodian for any party for purposes of perfecting a security interest therein. Accordingly, no Person shall have any right to have or to hold any of the Escrow Fund as collateral for any obligation and shall not be able to obtain a security interest in any assets (tangible or intangible) contained in or relating to any of the Escrow Fund.

(c)          Payments from the Escrow Account. Any payment to be made by the Escrow Agent pursuant to this Agreement (whether to the Parent, the Purchaser, the Investors, the Sellers or any third party) shall be made by check or wire transfer (upon receipt of written wire transfer instructions of the recipient) out of the Escrow Account.

4.           Procedures and Payment from Escrow Account.

(a)          Payment of Escrow Fund upon Receipt of Direction Letter or Final Order. The Escrow Fund in the Escrow Account shall be held and disposed of by the Escrow Agent for the benefit of the Parent, the Purchaser, the Investors, or the Sellers, as the case may be (i) pursuant to and upon receipt by the Escrow Agent of any Direction Letter, or (ii) 30 days after receipt by the Escrow Agent of any order, judgment or decree ordering the release of all or a specified portion of the Escrow Fund, accompanied by an opinion of counsel of the recipient to the effect that such order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been noticed, filed or perfected (a “Final Order”).

(b)          Payment of Escrow Fund upon Termination of Purchase Agreement. If the Purchase Agreement is terminated, then upon receipt of written instructions from the Investors, the Escrow Agent shall disburse the Escrow Fund in accordance with such written instructions.

(c)          Payment of Escrow Fund upon Release Date. If the Escrow Agent has not received a Direction Letter on or before the Release Date, then upon receipt of written instructions from the Investors, the Escrow Agent shall disburse the Escrow Fund in accordance with such written instructions.

5.           Escrow Agent.

(a)         Protection of Escrow Agent. In consideration of this escrow by the Escrow Agent, the parties agree that:

(i)          upon the request of the Purchaser, the Investors or PHMD, the Escrow Agent shall provide a written accounting of the Escrow Fund to the Sellers, the Parent, the Purchaser and the Investors;

(ii)         the Escrow Agent’s duties and responsibilities shall be limited to those expressly set forth in this Agreement, and the Escrow Agent shall not be subject to, nor obliged to recognize, any other agreement, including but not limited to the Purchase Agreement and the Securities Purchase Agreement, between, or direction or instruction of, any or all of the parties hereto even though reference thereto may be made herein; provided, however, that this Agreement may be amended at any time or times in accordance with Section 6(g) below;

(iii)        subject to Section 6(e) hereof, no assignment of the interest of any of the parties or their successors shall be binding upon the Escrow Agent unless and until written evidence of such assignment in form satisfactory to Escrow Agent shall be filed with and accepted by Escrow Agent;

(iv)       the Escrow Agent shall exercise the same degree of care toward the Escrow Fund as it exercises toward its own similar property or similar property held in escrow for the account of others (whichever degree of care is higher), and shall not be held to any higher standard of care under this Agreement. Except for intentional misrepresentation, gross negligence or intentional misconduct, the Escrow Agent shall not be liable to the Parent, the Purchaser, the Investors or the Sellers for any act, or failure to act, by the Escrow Agent in connection with this Agreement. The Escrow Agent will not be liable for special, indirect, incidental or consequential damages hereunder;

(v)        the Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it;

(vi)        the Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder;

(vii)      the Escrow Agent shall be entitled to rely upon any order, judgment, certification, instruction, notice or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or service thereof; the Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so; the Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice;

(viii)      notwithstanding anything herein to the contrary, the Escrow Agent shall be under no duty to monitor or enforce compliance by the Sellers, the Parent, the Purchaser or the Investors with any term or provision of the Purchase Agreement or the Securities Purchase Agreement;

(ix)        if the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any of the undersigned with respect to any property held by it in escrow pursuant to this Agreement which, in the opinion of the Escrow Agent, are in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise by a Direction Letter or Final Order;

(x)         if the Escrow Agent becomes involved in litigation in connection with this Agreement, it shall have the right to retain counsel, and shall be reimbursed for all reasonable costs and expenses, including its reasonable attorneys’ fees and expenses, incurred in connection therewith; such costs and expenses shall be paid, one-half by the Sellers and one-half by the Parent, the Purchaser and the Investors (provided that the Escrow Agent shall not be entitled to any reimbursement for its fees and expenses incurred as a result of its gross negligence, intentional misrepresentation or willful misconduct);

(xi)        the Escrow Agent shall not be liable hereunder for, and the Parent, the Purchaser and the Sellers agree severally (and not jointly) (one-half to be borne by the Parent and the Purchaser and one-half to be borne jointly by the Sellers) to indemnify the Escrow Agent for and hold it harmless as to, any loss, liability or expense, including attorneys’ fees and expenses, paid or incurred by the Escrow Agent in connection with the Escrow Agent’s duties under this Agreement, unless such loss, liability or expense was paid or incurred as a result of the Escrow Agent’s gross negligence, intentional misrepresentation or willful misconduct;

(xii)       The Parent, Purchaser, Investors and Sellers agree and acknowledge that they have requested Escrow Agent to act as the escrow agent, despite Escrow Agent’s disclosure to the Parent, the Purchaser, the Investors and Sellers that the Escrow Agent represents the Parent and the Purchaser in connection with the Purchase Agreement, the transactions contemplated thereby, or other matters, and the Parent in connection with the Securities Purchase Agreement. The Parent, the Purchaser, the Investors and Sellers agree and acknowledge that the Escrow Agent has disclosed that the Escrow Agent’s representation of the Parent and the Purchaser in connection with Purchase Agreement, the transactions contemplated thereby or other matters, and the Parent in connection with the Securities Purchase Agreement may be adverse to (i) its duties as Escrow Agent hereunder or (ii) its duties to the Parent and the Purchaser, and therefore, an actual conflict of interest under the District of Columbia’s Rules of Professional Conduct may exist. Escrow Agent does not believe that its representation of a party hereunder will impair its ability to perform its duties as Escrow Agent pursuant to the terms herein. The Parent, the Purchaser, the Investors and Sellers have each had the opportunity to consult with counsel and with full knowledge of all relevant facts the Parent, the Purchaser, the Investors and Sellers acknowledge, agree and consent to Escrow Agent (i) continuing to act as Escrow Agent hereunder and (ii) continuing to represent the Parent and the Purchaser in the transaction contemplated by the Purchase Agreement, and in any other matter, including, without limitation, any matter, claim, or dispute between the parties hereto, whether or not Escrow Agent is in possession of the Escrow Fund and continues to act as Escrow Agent. TO THE EXTENT THAT ANY CONFLICT OR POTENTIAL CONFLICT ARISES, THE PARENT, THE PURCHASER, THE INVESTORS AND THE SELLERS, INDIVIDUALLY AND ON BEHALF OF SUCH PARTY’S SUCCESSORS AND ASSIGNS, WAIVE ANY OBJECTION THERETO. In the event the Parent and the Purchaser elects to discontinue its engagement of Escrow Agent as its attorney, or should an adverse relationship arise between the Parent, the Purchaser, the Investors and the Sellers, the Parent, the Purchaser, the Investors and the Sellers acknowledge that Escrow Agent may continue without restriction to act as Escrow Agent hereunder;

(xiii)      the Escrow Agent may, in its sole and absolute discretion, resign in a manner consistent with Section 5(c) hereof; and

(xiv)      the Parent, the Purchaser, the Investors and the Sellers may jointly remove and replace the Escrow Agent at any time, subject to the provisions of Section 5(c).

(c)          New Escrow Agent. If the Escrow Agent shall be removed as escrow agent by the Parent, the Purchaser, the Investors and the Sellers upon 30 days’ prior notice to the Escrow Agent or shall resign or otherwise cease to act as Escrow Agent (which resignation shall require as a condition thereto that the Escrow Agent provide the Parent, the Purchaser, the Investors and the Sellers at least 30 days’ prior written notice of resignation), the Parent, the Purchaser, the Investors and the Sellers shall mutually agree upon a successor which successor shall be deemed to be the Escrow Agent for all purposes of this Agreement. If a successor escrow agent has not been appointed and accepted such appointment by the end of the 30-day period following such removal, resignation or cessation, the escrow agent may apply to any court to commence litigation for the appointment of a successor escrow agent and deposit the Escrow Fund with the then chief or presiding judge of such court (and upon so depositing such property and filing its complaint in interpleader, it shall be relieved of all liability and responsibility under the terms hereof as to the property so deposited), and the costs, expenses and reasonable attorneys’ fees and expenses which the Escrow Agent incurs in connection with such a proceeding shall be borne severally, and not jointly, one-half by the Parent and the Purchaser and one-half by and the Sellers. The removal, resignation or other ceasing to act as escrow agent by the Escrow Agent or any successor thereto shall have no effect on this Agreement or any of the rights of the parties hereunder, all of which shall remain in full force and effect.

(d)          Survival of Obligations. The agreements contained in Section 5 shall survive termination of this Agreement and, with respect to any Escrow Agent, the withdrawal or removal of such Escrow Agent.

6.            Miscellaneous.

(a)          Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered (including by Federal Express or other reputable courier service) or sent by electronic mail or facsimile transmission, promptly confirmed in writing. Notices, demands and communication to the Parent, the Purchaser, the Investors, the Sellers or the Escrow Agent will, unless another address is specified in writing, be sent to the respective address indicated in the Purchase Agreement or the Securities Purchase Agreement, as the case may be.

(b)          Governing Law. This Agreement shall be governed by, and construed in accordance with, the domestic laws of the District of Columbia, without giving effect to any choice of law or conflicting provision or rule (whether of the District of Columbia or any other jurisdiction) that would cause the laws of any jurisdiction other than the District of Columbia to be applied.

(c)          Jurisdiction and Venue. The parties to this Agreement agree that any and all actions arising under or in respect of this Agreement shall be litigated exclusively in any federal or state court of competent jurisdiction located in the District of Columbia. By executing and delivering this Agreement, each party to this Agreement irrevocably submits to the personal and exclusive jurisdiction of such courts for itself or himself and in respect of its or his property with respect to such action. Each party to this Agreement agrees that venue would be proper in any of such courts, and hereby waives any objection that any such court is an improper or inconvenient forum for the resolution of any such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, to the addresses specified for notice in this Agreement, of any process or summons required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by statute or rule of court.

(d)          Counterparts; Facsimile Execution. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together will constitute one and the same agreement. Facsimile execution of this Agreement is legal, valid and binding for all purposes.

(e)          Successors and Assigns. None of the Sellers, the Parent, the Purchaser, or the Investors shall assign or agree to assign or grant to any other party any rights under this Agreement, including without limitation any rights in or to the Escrow Fund, without the prior written consent of the other parties hereto. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

(f)          Specific Performance. The obligations of the parties hereto (including the Escrow Agent) are unique and any party may seek specific performance and/or injunctive relief in order to enforce this Agreement or to prevent violations of the provisions hereof, and no party shall object to specific performance or injunctive relief as an appropriate remedy. The Escrow Agent acknowledges that its obligations, as well as the obligations of the Parent, the Purchaser, the Investors and the Sellers hereunder, are subject to the equitable remedy of specific performance and/or injunctive relief.

(g)          Amendment, Waiver, etc. This Agreement may only be amended, modified, altered or revoked by a written instrument, signed by the Parent, the Purchaser, the Investors, the Escrow Agent, and the Sellers. The Parent, the Purchaser, the Investors and the Sellers agree to give the Escrow Agent ten (10) days advance notice (or earlier if consented to by the Escrow Agent) of any amendment or modification to this Agreement and to provide the Escrow Agent promptly with copies of any such amendment or modification.

(h)          Captions. The paragraph captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties hereunto have duly caused this Agreement to be executed as of the day first above written.

PARENT:

ICTV BRANDS INC.

By:	/s/ Richard Ransom
Name: Richard Ransom
Title: President

PURCHASER:

ICTV Holdings, INC.

By:	/s/ Richard Ransom
Name: Richard Ransom
Title: President

SELLERS:

PhotoMedex, Inc.

By:	/s/ Dennis McGrath
Name: Dennis McGrath
Title: President

RADIANCY, Inc.

By:	/s/ Dennis McGrath
Name: Dennis McGrath
Title: President

PHOTOTHERAPEUTICS LTD.

By:	/s/ Yoav Ben-Dror
Name: Yoav Ben-Dror
Title: Director

RADIANCY (ISRAEL) LIMITED

By:	/s/ Yoav Ben-Dror
Name: Yoav Ben-Dror
Title: Director

INVESTORS:

LEOGROUP PRIVATE DEBT FACILITY, L.P.

By:	/s/ Matthew J. Allain
Name: Matthew J. Allain
Title: Manager

BRIAN L. PESSIN

/s/ Brian L. Pessin

SANDRA F. PESSIN

/s/ Sandra F. Pessin

ESCROW AGENT:

BEVILACQUA PLLC

By:	/s/ Louis A. Bevilacqua
Name: Louis A. Bevilacqua
Title: Managing Member

EXHIBIT A

SCHEDULE OF INVESTORS

Name
LeoGroup Private Debt Facility, L.P.
Brian L. Pessin
Sandra F. Pessin